Exhibit 99.1

Lakeland Bancorp Announces Capital Raise

OAK RIDGE, N.J., Aug. 28, 2012 (GLOBE NEWSWIRE) — Lakeland Bancorp, Inc. (the “Company”) (Nasdaq: LBAI) announced that it has entered into a definitive securities purchase agreement with certain institutional investors advised by the same investment advisor to sell a total of 1,983,315 shares of its common stock to such investors at a price of $9.65 per share in a registered direct offering.

The Company also announced that it has commenced an underwritten public offering of 621,762 shares of its common stock. Keefe, Bruyette & Woods is the sole book-running managing underwriter. The Company intends to grant Keefe, Bruyette & Woods the option to purchase up to an additional 10% of the shares of common stock being offered in the underwritten offering to cover over-allotments, if any.

The Company intends to use the total net proceeds from both the registered direct offering and the underwritten offering to redeem $25 million of junior subordinated debentures which have a current coupon rate of 7.535%.

The shares of Common Stock will be issued pursuant to two prospectus supplements to be filed as part of an existing shelf registration statement on Form S-3 (File No. 333-162932), which was declared effective by the SEC on November 10, 2009.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offerings will be made only by means of a prospectus and prospectus supplement. Copies of the prospectus supplement pertaining to the underwritten offering may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free 800 966 1559.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, trends, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation affecting the financial services industry, government intervention in the U.S. financial system, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, customers’ acceptance of the Company’s products and services and competition. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Lakeland Bancorp, the holding company for Lakeland Bank, has a current asset base of $2.9 billion and forty-seven (47) offices spanning six northwestern New Jersey counties: Bergen, Essex, Morris, Passaic, Sussex and Warren. Lakeland Bank, headquartered at 250 Oak Ridge Road, Oak Ridge, New Jersey offers an extensive array of consumer and commercial products and services, including online banking, localized commercial lending teams, and 24-hour or less turnaround time on consumer loan applications. For more information about their full line of products and services, visit their website at www.lakelandbank.com.

CONTACT: Thomas J. Shara President & CEO Joseph F. Hurley EVP & CFO 973-697-2000